UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2019

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 E. Foothill Blvd.
Pasadena,	California	91107	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On December 18, 2019, Green Dot Corporation (the “Company”) filed a Current Report on Form 8-K to report, among other things, the appointment of Jess Unruh as the Company’s interim Chief Financial Officer (the “Prior 8-K”). The Company is filing this Form 8-K/A as an amendment (Amendment No. 1) to the Prior 8-K to disclose the details of Mr. Unruh’s additional compensation, which was awarded in connection with his appointment but was not determined at the time of the initial filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 13, 2020, the Compensation Committee (the “Committee”) of the Company’s Board of Directors granted Mr. Unruh time-based restricted stock units (“RSUs”) pursuant to the terms of the Company's 2010 Equity Incentive Plan and standard form of RSU award agreement. The Committee determined that 15,000 shares of the shares subject to the RSUs were compensation for his additional responsibilities as interim Chief Financial Officer. Subject to certain exceptions, the RSUs will vest in three equal annual installments from the date of grant, provided Mr. Unruh continues to provide services to the Company through each vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: January 17, 2020